                                                                 Exhibit 10.A


                                    SCHEDULE

                             to the Master Agreement

                          dated as of 29 November 2002

                                     between

CREDIT AGRICOLE LAZARD                     and     FLOSCULE B.V.
FINANCIAL PRODUCTS BANK,                           Parnassustoren
a company incorporated with unlimited              Locatellikade 1
liability under the laws of England                1076 AZ Amsterdam
                                                   The Netherlands
("PARTY A")                                        ("PARTY B")

                                     PART 1

                             TERMINATION PROVISIONS

In this Agreement:-

(a)   "SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

      Section 5(a)(v),                     NONE
      Section 5(a)(vi),                    NONE
      Section 5(a)(vii),                   NONE
      Section 5(b)(iv),                    NONE

                             and in relation to Party B for the purpose of:-

      Section 5(a)(v),                     Wendel Investissement and Trief
                                           Corporation S.A.
      Section 5(a)(vi),                    Wendel Investissement and Trief
                                           Corporation S.A.
      Section 5(a)(vii),                   Wendel Investissement and Trief
                                           Corporation S.A.
      Section 5(b)(iv),                    Wendel Investissement and Trief
                                           Corporation S.A.

(b) "SPECIFIED TRANSACTION" will have the meaning set out in Section 14 of this Agreement.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to both parties.

      If such provisions apply:-

      "SPECIFIED INDEBTEDNESS" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

      "THRESHOLD AMOUNT" means:-

      (i) with respect to Party A, United States Dollars Ten Million (US$10,000,000); and

      (ii) with respect to Party B and Trief Corporation S.A., United States Dollars One Million (US$1,000,000); and with respect to Wendel Investissement, the higher of US$15 million and 3% of shareholders' equity;

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will apply to Party A and will apply to Party B, amended as follows:

      "'CREDIT EVENT UPON MERGER" shall mean that a Designated Event (as defined below) occurs with respect to a party, any Credit Support Provider of the party or any applicable Specified Entity (any such party or entity, "X"), and such Designated Event does not constitute an event described in
      Section 5(a)(viii) but the creditworthiness of X, or, if applicable, the successor, surviving or transferee entity of X, is materially weaker than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). For purposes hereof, a "Designated Event" with respect to X means that:

      (i) X consolidates, amalgamates with or merges with or into, or transfers all or substantially all its assets to, or receives all or substantially all the obligations of, another entity; or

      (ii) any person or entity (or any group of persons or entities acting in concert) acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X or otherwise acquires directly or indirectly the power to control the policy-making decisions of X."

      Notwithstanding any other provision of this Agreement, it is agreed that the proposed demerger (juridische splitsing) of Party B and the obtaining of ultimate control of Jactmac Media B.V., the successor by demerger to Party B, by a trust for the benefit of John H. MacBain and his children shall not be deemed to be a Tax Event, a Tax Event Upon Merger or a Credit Event Upon Merger and shall not be deemed to constitute an Event of Default under Section 5(a)(viii) of the Agreement.

(e) THE "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

      "PAYMENTS ON EARLY TERMINATION". For the purpose of Section 6(e) of this
      Agreement:

      (i)    Loss will apply.

      (ii)   The Second Method will apply.

(g)   "TERMINATION CURRENCY" means Euro.

(h)   "ADDITIONAL TERMINATION EVENT" will apply as specified in Part 5 below.

                                     PART 2

                               TAX REPRESENTATIONS

(a)   REPRESENTATIONS OF PARTY A.

      (i) PAYER TAX REPRESENTATION. For the purpose of Section 3(e), Party A hereby makes the following representation:

             It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) or 6(e)) to be made by it to Party B under this Agreement. In making this representation, it may rely on:

             (A) the accuracy of any representation made by Party B pursuant to Section 3(f);

             (B) the satisfaction of the agreement of Party B contained in Sections 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by Party B pursuant to Sections 4(a)(i) or 4(a)(iii); and

             (C)   the satisfaction of the agreement of Party B contained in
                   Section 4(d).

      (ii) PAYEE TAX REPRESENTATION. For the purpose of Section 3(f), Party A makes the representation specified below:

             None.

(b)   REPRESENTATIONS OF PARTY B

      (i) PAYER TAX REPRESENTATION. For the purpose of Section 3(e), Party B makes the following representation:

             It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) or 6(e)) to be made by it to Party A under this Agreement. In making this representation, it may rely on:-

             (A) the accuracy of any representation made by Party A pursuant to Section 3(f);

             (B) the satisfaction of the agreement of Party A contained in Sections 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by Party A pursuant to Sections 4(a)(i) or 4(a)(iii); and

             (C)   the satisfaction of the agreement of Party A contained in
                   Section 4(d).

      (ii) PAYEE TAX REPRESENTATION. For the purpose of Section 3(f), Party B makes the representation specified below:

             None.

                                     PART 3

                         AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a)   Tax forms, documents or certificates to be delivered are:-

PARTY REQUIRED TO DELIVER     FORM/DOCUMENT/CERTIFICATE               DATE BY WHICH TO BE
DOCUMENT                                                              DELIVERED
Party A and Party B           Any form or certificate reasonably      As soon as possible after the
                              required by the other party to          earlier of (i) reasonable demand
                              enable payment or receipt of sums       by either party and (ii) either
                              payable under this Agreement with       party learning that such form or
                              no withholding of tax or, as the        document is required
                              case may be, reduced withholding

Party B                       UK Inland Revenue Form MOD2 (or any     Prior to the first day on which
                              successor to or replacement of such     any payment is required to be made
                              form)                                   by Party A under this Agreement

(b)   Other documents to be delivered are:-

PARTY REQUIRED            FORM/DOCUMENT/                   DATE BY WHICH TO BE               COVERED BY
TO DELIVER                CERTIFICATE                      DELIVERED                         SECTION 3(d)
DOCUMENT                                                                                     REPRESENTATION
Party A and Party B       Signature Authentication         On or before execution of this    YES
                          satisfactory to the other        Agreement
                          party hereto

Party A                   The Guarantee of Credit          On or prior to execution of       YES
                          Agricole S.A. in favour of       this Agreement
                          Party B, referred to in Part
                          4(f) below

PARTY REQUIRED            FORM/DOCUMENT/                   DATE BY WHICH TO BE               COVERED BY
TO DELIVER                CERTIFICATE                      DELIVERED                         SECTION 3(d)
DOCUMENT                                                                                     REPRESENTATION
Party A                   A copy of the annual audited     On demand                         YES
                          financial statements for Party
                          A's Credit Support Provider
                          certified by independent
                          certified public accountants
                          as being properly prepared in
                          accordance with accounting
                          principles that are generally
                          accepted in the country in
                          which the party is organised.

Party B                   A certified copy of the board    On or prior to the execution of   YES
                          resolutions of the board of      this Agreement and each
                          directors (or equivalent)        Confirmation
                          approving the terms of this
                          Agreement and authorising its
                          execution and performance and
                          that of any other document as
                          required under or in
                          connection with this Agreement

Party B                   The Credit Support Documents     On or prior to the execution of   YES
                          referred to in Part 4(f) below.  this Agreement

Party B                   A certified copy of the board    On or prior to the execution of   YES
                          resolutions of the board of      this Agreement
                          directors (or equivalent) of
                          Party B's Credit Support
                          Provider(s) approving the
                          terms of their respective
                          Credit Support Documents and
                          authorising their execution
                          and performance and that of
                          any other document as required
                          thereunder or in connection
                          with this Agreement

PARTY REQUIRED            FORM/DOCUMENT/                   DATE BY WHICH TO BE               COVERED BY
TO DELIVER                CERTIFICATE                      DELIVERED                         SECTION 3(d)
DOCUMENT                                                                                     REPRESENTATION
Party B                   A copy of the annual financial   As soon as available and in any   YES
                          statements for each of Party B   event 90 (ninety) days after
                          and Party B's Credit Support     the end of each financial year
                          Provider(s) certified by         of Party B and Party B's Credit
                          independent certified public     Support Provider(s)
                          accountants as being properly
                          prepared in accordance with
                          accounting principles that are
                          generally accepted in the
                          country in which the party is
                          organised.

Party B                   Legal opinion from Counsel to    On or prior to the execution of   YES
                          Party B and Party B's Credit     this Agreement
                          Support Provider in form and
                          substance satisfactory to
                          Party A

                                     PART 4

                                  MISCELLANEOUS

(a)   ADDRESSES FOR NOTICES. For the purposes of Section 12(a) of this
      Agreement:

(i) All notices or communications to Party A shall, with respect to a particular Transaction, be sent to the address or facsimile number reflected in the Confirmation of that Transaction, and any notice for purposes of Sections 5 or 6 (and any notice where no address or facsimile number is reflected in the Confirmation for a particular Transaction) shall be sent to:

      Address:                          11 Moorfields Highwalk, London
                                        EC2Y 9DY

      Attention:                        Derivatives Administration

      Facsimile:                        +44 (0) 20 7815 1966

      Telephone No:                     +44 (0) 20 7815 1900

(ii) All notices or communications to Party B shall be sent to the address, telex number, or facsimile number reflected below:

      Address:                          Parnassustoren, Locatellikade 1,
                                        1076 AZ Amsterdam,
                                        The Netherlands

      Attention:                        Mrs C Andriesse

      Facsimile:                        +31 20 673 0016

      Telephone No:                     +31 20 575 5600

      With a copy to each of:

      John MacBain                         Testa, Hurwitz & Thibeault, LLP
      c/o Trader Classified Media          125 High Street
      56 Route de Vandoeuvres              Boston
      1253 Geneva                          MA 02110
      Switzerland                          USA

      Fax: +41 22 750 9909                 Fax: +1 617 247 7100
                                           Attention: F. George Davitt

      Baker and McKenzie
      Leidseplein 29
      PO Box 2720
      1000 CS Amsterdam
      The Netherlands

      Fax: +31 20 626 7949
      Attention: Tom Mitchell

(b)   PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:-

      Party A appoints as its Process Agent: Not Applicable

      Party B appoints as its Process  Trusec Limited
      Agent:                           2 Lamb's Passage
                                       London
                                       EC1Y 8BB

(c)   OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)   MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:-

      (i)    Party A is not a Multibranch Party

      (ii)   Party B is not a Multibranch Party.

(e)   CALCULATION AGENT. The Calculation Agent is Party A.

(f)   CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:-

      In respect of Party A: Guarantee dated 29th March 1995 by Credit Agricole S.A.

      In respect of Party B:

      (i)    Guarantee dated 29 November 2002 by Beheer-en
             Beleggingsmaatschappij Tewina B.V. ("TEWINA") in favour of Party A

      (ii)   Deed of Assignment dated 29 November 2002 between Tewina and Party
             A

      (iii) Notarial deed of pledge (Dutch law) between Floscule, the Bank and Trader Classified Media N.V. ("TRADER") dated on or about the date hereof in relation to certain shares in Trader

(g)   CREDIT SUPPORT PROVIDER. Credit Support Provider means:-

      In respect of Party A: Credit Agricole S.A.

      In respect of Party B: Tewina

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with English law.

(i) NETTING OF PAYMENTS. All amounts payable on the same date, in the same currency and in respect of the same Transaction shall be netted in accordance with Section 2(c) of this Agreement. The election contained in the last paragraph of Section 2(c) of this Agreement shall not apply for the purposes of this Agreement.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

                                     PART 5

                                OTHER PROVISIONS

(a)   CROSS DEFAULT.

      (i) Section 5(a)(vi) of this Agreement is modified by inserting the following proviso at the end of Section 5(a)(vi):

             "Provided, however, that notwithstanding the foregoing, an Event of Default shall not occur (A) under either (1) or (2) above if (a) the default, event of default or other similar condition or event referred to in (1) or the default referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature; and (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three Business Days or (B) if there is a general unavailability of the currency in which Specified Indebtedness is denominated due to exchange controls or other governmental action or (C) if it results from compliance with any law or any order, directive or other action of any governmental authority or court."

      (ii) Section 5(a)(vi) of this Agreement is modified by inserting the following provision as 5(a)(vi)(3):

             "If an event has occurred under Section 5(a)(vi)(1) and Section 5(a)(vi)(2) which would constitute an Event of Default but for the fact that neither the aggregate amount calculated in respect of
             Section 5(a)(vi)(1) nor the aggregate amount calculated in respect of Section 5(a)(vi)(2) exceeds the Threshold Amount, then the aggregate amount arising under Section 5(a)(vi)(1) and the aggregate amount arising under Section 5(a)(vi)(2) shall be construed so as to produce a "Combined Aggregate Amount". If the Combined Aggregate Amount exceeds the Threshold Amount, then it shall be a Cross Default."

(b) ESCROW. If by reason of the time difference between the cities in which payments are to be made or otherwise, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice (such escrow agent being a financial institution the long-term unsecured and unsubordinated obligations of which are rated at least AA by S & P or Aa2 by Moody's) accompanied by irrevocable payment instructions
      (a) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (b) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(c) SET-OFF. Any amount (the "Early Termination Amount") payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favour of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this paragraph (c).

      For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

      If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

      Nothing in this paragraph (c) shall be effective to create a charge or other security interest. This paragraph (c) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(d) REPRESENTATIONS AND WARRANTIES. Section 3(a) is amended by adding the following paragraph (vi):-

      Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

      (a) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party an assurance or guarantee as to the expected results of that Transaction.

      (b) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

      (c) STATUS OF PARTIES. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(e) CONSENT TO RECORDING. The parties agree that each may electronically record all telephonic conversations between them and that any such recording may be submitted in evidence to any court or in any Proceedings for the purpose of establishing any matters pertinent to any Transaction.

(f) PAYMENT INSTRUCTIONS. All payments to be made hereunder in respect of Transactions shall be made in accordance with standing payment instructions provided by the parties (or as otherwise specified in a Confirmation).

(g) FULLY PERFORMED TRANSACTIONS. Notwithstanding the terms of Sections 5 and 6 of this Agreement, if at any time and so long as one of the parties to this Agreement ('X') shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of this Agreement and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section, then unless the other party ('Y') is required pursuant to appropriate proceedings to return to X or otherwise returns to X upon demand of X any portion of any such payment or delivery,
      (a) the occurrence of an event described in Section 5(a) of this Agreement with respect to X, any Credit Support Provider of X or any Specified Entity of X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party and (b) Y shall be entitled to designate an Early Termination Date pursuant to Section 6 of this Agreement only as a result of the occurrence of a Termination Event set forth in (i) either Sections 5(b)(i) or 5(b)(ii) of this Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of this Agreement with respect to Y as the Burdened Party.

(h)   ADDITIONAL TERMINATION EVENT - IMPOSSIBILITY

      The following shall constitute an Additional Termination Event:

      If, after the date on which a Transaction is entered into, due to the occurrence of a natural or manmade disaster, armed conflict, act of terrorism, riot, or act of state (such an event being an "Impossibility") it becomes impossible (other than as a result of its own misconduct) in the context of normal or reasonably available settlement mechanisms for a party to perform any absolute or contingent obligation, to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction or for any Credit Support Provider of such party to perform any contingent or other obligation which such Credit Support Provider has under any Credit Support Document relating to such Transaction.

      For the purpose of the foregoing Termination Event, both parties shall be Affected Parties. As a consequence of the above:

      (i)    Section 5(c) shall be amended to read as follows:-

             "(c) Event of Default, Illegality and Impossibility

             If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality or Impossibility, it will be treated as an Illegality or Impossibility, as the case may be, and will not constitute an Event of Default".

      (ii) Each of Sections 6(b)(ii) and 6(b)(iii) of the Agreement is hereby modified by inserting in the first line of each such sub-section the phrase "or an Impossibility under Section 5(b)(v)" between the phrase "Section 5(b)(i)(1)" and the word" or ".

      (iii)  Section 6(b)(iii) shall be amended to read as follows:-

             "(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1), or a Tax Event or an Impossibility occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under
             Section 6(b)(i) on action to avoid that Termination Event."

      (iv) The definition of "Affected Transactions" in Section 14 shall be amended to read as follows:-

             ""Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event, Tax Event Upon Merger or Impossibility, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions."; and

      (v) A new definition of "Impossibility" shall be inserted in Section 14 to read as follows:-

             "Impossibility" has the meaning specified in Part 5 above of the Agreement.

(i)   2000 DEFINITIONS

      Unless otherwise specified in a Confirmation, this Agreement incorporates and is subject to and governed by the 2000 ISDA Definitions (the "2000 Definitions") as published by the International Swaps and Derivatives Association, Inc.

      In the event of any inconsistency between the provisions of this Agreement and the 2000 Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of a Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

(j)   TWO AFFECTED PARTIES

      If an Early Termination Date is designated pursuant to Sections 5(b)(i),
      (ii), or (iii) of this Agreement, both parties shall be deemed to be Affected Parties for the purpose of determining the Loss pursuant to Section to 6(e) of this Agreement.

(k)   LAZARD DISCLAIMER

      Party B is hereby notified that and acknowledges that none of Lazard Freres et Cie, Lazard Freres & Co., LLC, Lazard Brothers & Co. Limited or any of their partners, officers, employees or any of their subsidiaries or associates have any responsibility of any kind for any of the debts, liabilities or other obligations of Party A, or to ensure its solvency or to make any contribution to its assets as a result of its becoming insolvent, notwithstanding their interests in its shares, representations on its board and its rights to use the Lazard name.

(l)   EXCEPTION TO TRANSFER RESTRICTION (PARTY A)

      Notwithstanding the provisions of Section 7, Party A may, without the consent of Party B, assign and transfer its rights and obligations under this Agreement (in whole or in part), upon five days' prior written notice to Party B, to Caisse Nationale de Credit Agricole (the "Transferee"), PROVIDED, that (a) the Transferee assumes in writing the rights and obligations of Party A so assigned; (b) as a result of such assignment and transfer, no Event of Default, Potential Event of Default or Termination Event would occur and be continuing; (c) Party B will not suffer any material additional risk (which Party B would not have suffered had the assignment and transfer not taken place) of (x) being required on the next succeeding Scheduled Payment Date to pay to the Transferee an additional amount in respect of an Indemnifiable Tax under section 2(d)(i)(4) (except in respect of interest under Sections 2(e) or 6(d)) or (y) receiving on the next Scheduled Payment Date a payment from which an amount is required to be deducted or withheld for or on account of a tax (except in respect of interest under Sections 2(e) or 6(d)) relating to this Agreement and resulting from such assignment and transfer and in relation to which no additional amount is payable by the Transferee; and (d) the Transferee agrees to make such reasonable tax representations to, and agreements with, Party B in order to effect such an assignment and transfer on the terms stated above. Upon the effectiveness of any transfer, Party A shall be released from its obligations as a party to this Agreement (exclusive of any past or present obligations which have not been satisfied) without any further notification or other action.

(m)   DEMERGER

      (i) Notwithstanding the provisions of Section 7, the parties acknowledge that a statutory demerger (juridische splitsing) of Party B is contemplated pursuant to which the rights and obligations of Party B will be transferred by operation of law to Jactmac Media B.V. (the "DEMERGER").

      (ii) Party B agrees that it will only file the demerger proposal as meant in section 2:334f (2) of the Netherlands Civil Code with the relevant Chamber of Commerce pursuant to section 2:334h (1) of the Netherlands Civil Code and announce that the documents have been filed with the Chamber of Commerce pursuant to section 2:334h (3) of the Netherlands Civil Code after it has obtained Party A's consent to the demerger proposal, which consent will not unreasonably be withheld or delayed. For the avoidance of doubt, Party A will consent to the demerger proposal if:

             (A) it describes in sufficient detail which assets and liabilities are to be transferred to each of the newly incorporated companies; and

             (B) pursuant thereto, Jactmac Media B.V. is to assume all the assets and liabilities of Party B under this Agreement, the share purchase agreement dated on or about the date of this Agreement entered into by Party B as vendor in relation to 3,033,598 shares in Trader Classified Media B.V. and Party A and all other documents relating to the transactions contemplated hereby and thereby.

      (iii) Subject to the provisions of sub-paragraph (ii) above, Party A hereby consents to the Demerger and consents in advance to the assignment and transfer of all of the rights and obligations of Party B under this Agreement and any confirmation executed pursuant hereto, with effect from the effective time of the Demerger, to Jactmac Media B.V.

      (iv) Subject to the provisions of sub-paragraph (ii) above, Party A further agrees that it will not institute any proceedings in the Dutch courts in opposition to the Demerger under section 2:334l of the Netherlands Civil Code or seeking to nullify the Demerger under section 2:334u of the Netherlands Civil Code.

      (v) Subject to the provisions of sub-paragraph (ii) above, Party A further agrees for the benefit of Leo Rubicon I B.V. and Leo Rubicon II B.V., two of the successors in interest of Party B under the Demerger (together the "LTBM Entities"), that it will not ever assert any claim against the LTBM Entities for liabilities arising out of the Agreement, this Schedule or any Confirmation entered into pursuant to the Agreement on the basis of section 2:334t of the Netherlands Civil Code.

(n)   ADDITIONAL EVENT OF DEFAULT

      It shall be an additional Event of Default with respect to Party B if an event of default occurs with respect to Wendel Investissement pursuant to the put option agreement dated 29 November 2002 between Tewina (as defined in Part 4(f)) and Trief.

(o)   PROVISION OF ASSISTANCE

      Section 4 of this Agreement shall be amended by the addition of the following covenant as Section 4(f):

      "(f) PROVISION OF ASSISTANCE: (in the case of Party A only) that it will use its reasonable endeavours to provide such information and assistance as Party B may reasonably request for the purposes of completion of UK Inland Revenue Form MOD2 (or any successor to or replacement of such form), subject to being indemnified to its satisfaction by Party B for all costs and expenses properly incurred in complying with Party B's request."

IN WITNESS WHEREOF the parties have executed this Schedule on the respective dates specified below with effect from the date specified on this first page of this document.


CREDIT AGRICOLE LAZARD                            FLOSCULE B.V.
FINANCIAL PRODUCTS BANK

/s/ Shelley Kainth                                /s/ Charlotte Andriesse
------------------------------                    ------------------------------
Name:                                             Name:
Title:                                            Title:
Date:                                             Date: